Exhibit 16.1

August 3, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington DC 20549

Re: Pharma-Bio Serv, Inc.
       File No. 0-50956

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Pharma-Bio Serv, Inc. dated July 28, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

s/ Kevane Soto Pasarell Grant Thornton LLP

/MLM

July 28, 2006

Mr. Howard Spindel
Audit Committee Chairman
Pharma-Bio Serv, Inc.
373 Méndez Vigo
Suite 110
Dorado, PR 00646

Dear Mr. Spindel:

This is to confirm that the client-auditor relationship between Pharma-Bio Serv, Inc. (U.S. Securities and Exchange Commission File No.0-50956) and Kevane Soto Pasarell Grant Thornton LLP will cease as of the completion of the third quarter interim review.

Very truly yours,

s/ Kevane Soto Pasarell Grant Thornton LLP

Cc:    Office of the Chief Accountant
          PCAOB Letter File
          U.S. Securities and Exchange Commission
          100 F Street, NE
          Washington DC 20549